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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 24, 1998
                                                           -------------

                          First Sierra Financial, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

          0-22525                                       76-0438432
          -------                                       ----------
 (Commission File Number)                   (IRS Employer Identification No.)


Chase Tower, Suite 7050, 600 Travis Street, Houston, Texas            77002
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       (Address of principal executive office)                     (Zip Code)

       Registrant's telephone number, including area code: (713) 221-8822
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) Registrant, through its wholly-owned subsidiary, Sierra Acquisition Corporation II, a Delaware corporation ("Merger Sub"), acquired, as of July 24, 1998, all of the capital stock of The Republic Group, Inc., a California corporation ("Republic"), in a merger of Merger Sub with and into Republic (the "Merger"). The Merger was consummated pursuant to the Agreement and Plan of Merger (the "Plan of Merger"), dated as of June 24, 1998, as amended by the Amendment to Agreement and Plan of Merger, dated as of July 22, 1998, among Registrant, Merger Sub, Republic, James
        T. Raeder and Mark G. McQuitty. Mr. Raeder and Mr. McQuitty (collectively, the "Republic Shareholders") were the sole shareholders of Republic prior to the Merger. Upon the effectiveness of the Merger, Republic became a wholly-owned subsidiary of Registrant.

        As a result of the Merger, the shares of Republic outstanding prior to the Merger were converted into the right to receive an aggregate of 1,070,952 shares of Common Stock, par value $.01 per share, of Registrant (the "Common Stock Consideration"). The amount of the Common Stock


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       Consideration was determined in negotiations among the parties to the
       Plan of Merger. Pursuant to the terms of the Plan of Merger, a portion of the Common Stock Consideration is being held in escrow for a specified period of time after the Merger in order to satisfy, if necessary, certain indemnification obligations of the Republic Shareholders. As a condition to the Merger, the Republic Shareholders, both of which are officers and employees of Republic, entered into employment agreements with Registrant pursuant to which the Republic Shareholders agreed to serve as employees of Registrant.

       At the time of the Merger, Republic owned 70% of the outstanding member ownership interests of Republic Commercial Credit, LLC, a California limited liability company ("RCC"). Simultaneously with the effectiveness of the Merger, Registrant directly acquired the remaining 30% of the outstanding member ownership interests of RCC (the "RCC Minority Interest") pursuant to the Amended and Restated Interest Purchase Agreement (the "RCC Purchase Agreement"), dated as of July 22, 1998, among Registrant, RCC, Randal L. Meinke and W. Scott McCullum. The aggregate consideration paid to Mr. Meinke and Mr. McCullum in exchange for the RCC Minority Interest consisted of $400,000 in cash and 23,494 shares of Common Stock, par value $.01 per share, of Registrant (collectively, the "RCC Consideration"). The amount of the RCC Consideration was determined in negotiations among the parties to the RCC Purchase Agreement. Registrant used its working capital to fund the cash portion of the RCC Consideration.

       At the time of the Merger, Republic owned 85% of the outstanding member ownership interests of Republic Fleet Services, LLC, a California limited liability company ("RFS"). Simultaneously with the effectiveness of the Merger, Registrant directly acquired the remaining 15% of the outstanding member ownership interests of RFS (the "RFS Minority Interest") pursuant to the Amended and Restated Interest Purchase Agreement (the "RFS Purchase Agreement"), dated as of July 22, 1998, among Registrant, RFS and Dale R. Davis. The aggregate consideration paid to Mr. Davis in exchange for the RFS Minority Interest consisted of $100,000 in cash and 5,873 shares of Common Stock, par value $.01 per share, of Registrant (collectively, the "RFS Consideration"). The amount of the RFS Consideration was determined in negotiations among the parties to the RFS Purchase Agreement. Registrant used its working capital to fund the cash portion of the RFS Consideration.

       Republic's assets, acquired by Registrant through Merger Sub as Registrant's wholly-owned subsidiary as a result of the Merger, include various tangible and intangible assets, including leasing contracts and other agreements entered into by Republic in connection with providing equipment leasing and financing arrangements to small businesses in a broad range of industries through individual and master lease programs (collectively, the "Assets").

(b) Prior to the Merger, Republic originated, brokered and sold equipment leasing and financing arrangements to small businesses in a broad range of industries through individual and master lease programs. Registrant intends for the Assets to continue to be used as such Assets had been used by Republic prior to the Merger.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits.

        2.1 Agreement and Plan of Merger, dated as of June 24, 1998, among First Sierra Financial, Inc., Sierra Acquisition Corporation II, The Republic Group, Inc., James T. Raeder and Mark G. McQuitty (filed herewith).

        2.2 Amendment to Agreement and Plan of Merger, dated as of July 22, 1998, among First Sierra Financial, Inc., Sierra Acquisition Corporation II, The Republic Group, Inc., James T. Raeder and Mark G. McQuitty (filed herewith).

        2.3 Amended and Restated Interest Purchase Agreement, dated as of July 22, 1998, among First Sierra Financial, Inc., Republic Commercial Credit, LLC, Randal L. Meinke and W. Scott McCullum (filed herewith).

        2.4 Amended and Restated Interest Purchase Agreement, dated as of July 22, 1998, among First Sierra Financial, Inc., Republic Fleet Services, LLC and Dale R. Davis (filed herewith).

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          FIRST SIERRA FINANCIAL, INC.


                          By: /s/ E. Roger Gebhart
                             ----------------------------------
                               E. Roger Gebhart
                               Senior Vice President
                               and Treasurer


Dated:    August 10, 1998